FOR RELEASE
July 28, 2016

Investor Relations & Media Contact:
Rob Stewart
Tel (949) 480-8300
Fax (949) 480-8301

ACACIA RESEARCH REPORTS
SECOND QUARTER FINANCIAL RESULTS

Newport Beach, Calif. - (BUSINESS WIRE) - July 28, 2016 - Acacia Research Corporation(1) (Nasdaq: ACTG) today reported results for the three months ended June 30, 2016.

•	Revenues for the second quarter of 2016 were $41,351,000, as compared to $40,336,000 in the comparable prior year quarter.

•
GAAP net loss for the second quarter of 2016, including impairment charges, was $40,573,000, or $0.81 per diluted share, as compared to $3,686,000, or $0.08 per diluted share for the comparable prior year quarter.

•
Non-GAAP net income for the second quarter of 2016 was $11,826,000, or $0.23 per diluted share, as compared to non-GAAP net income of $12,719,000, or $0.25 per diluted share for the comparable prior year quarter. See below for information regarding non-GAAP financial measures.

•	Cash and cash equivalents, restricted cash and investments totaled $186,051,000 as of June 30, 2016, as compared to $145,948,000 as of December 31, 2015.

Consolidated Financial Results - Overview
Financial highlights and operating activities during the periods presented included the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Revenues (in thousands)	$41,351	$40,336	$66,072	$74,546
Net loss (in thousands)	$(40,573)	$(3,686)	$(50,538)	$(16,816)
Non-GAAP net income (in thousands)	$11,826	$12,719	$14,356	$15,874
Diluted loss per share	$(0.81)	$(0.08)	$(1.01)	$(0.35)
Non-GAAP net earnings per common share - diluted	$0.23	$0.25	$0.28	$0.31
New agreements executed	7	20	19	43
Licensing and enforcement programs generating revenues	13	18	21	25

Summary Consolidated Financial Results
Three months ended June 30, 2016 compared with the three months ended June 30, 2015

Revenues (in thousands):

	Three Months Ended June 30,		Change
	2016	2015	$	%

Revenues	$41,351	$40,336	$1,015	3%

Second quarter 2016 revenues increased $1,015,000, or 3%, to $41,351,000, as compared to $40,336,000 in the comparable prior year quarter. In the second quarter of 2016, one licensee individually accounted for 85% of revenues recognized, as compared to one licensee individually accounting for 74% of revenues recognized during the second quarter of 2015.

Cost of Revenues (in thousands):

	Three Months Ended June 30,		Change
	2016	2015	$	%

Inventor royalties	$—	$1,265	$(1,265)	(100)%
Contingent legal fees	10,418	5,512	4,906	89%
Total inventor royalties and contingent legal fees	$10,418	$6,777	$3,641	54%

Second quarter 2016 inventor royalties expense decreased 100% due to higher average levels of cost recovery related preferred returns on revenues generated in the second quarter of 2016. Second quarter 2016 contingent legal fees expense increased 89%, as compared to the 3% increase in related revenues, due to higher average contingent legal fee rates for the portfolios generating revenues in the second quarter of 2016, as compared to the portfolios generating revenues in the second quarter of 2015.

Second quarter 2016 total revenues, less inventor royalties expense and contingent legal fees expense was $30,933,000, or 75% of second quarter 2016 revenues, as compared to $33,559,000, or 83% of revenues recognized in the comparable prior year quarter.

	Three Months Ended June 30,		Change
	2016	2015	$	%

Litigation and licensing expenses - patents	$7,324	$9,012	$(1,688)	(19)%

Second quarter 2016 litigation and licensing expenses decreased 19% due to a net decrease in litigation support costs associated with current and pending patent trials and a decrease in patent prosecution and litigation expenses associated with ongoing licensing and enforcement programs. We expect litigation and licensing expenses to continue to fluctuate period to period in connection with our current and future patent partnering, prosecution, licensing and enforcement activities.

	Three Months Ended June 30,		Change
	2016	2015	$	%

Amortization of patents	$10,759	$13,228	$(2,469)	(19)%

Second quarter 2016 non-cash patent amortization charges decreased 19%, reflecting a decrease in scheduled amortization on existing patent portfolios due primarily to various patent portfolio impairment charges previously recorded in the fourth quarter of 2015.

General and Administrative Expenses (in thousands):

	Three Months Ended June 30,		Change
	2016	2015	$	%

General and administrative expenses	$6,060	$6,410	$(350)	(5)%
Non-cash stock compensation expense - G&A	1,475	3,177	(1,702)	(54)%
Total general and administrative expenses	$7,535	$9,587	$(2,052)	(21)%

Second quarter 2016 general and administrative expenses, excluding non-cash stock compensation expense, decreased due primarily to a reduction in personnel costs in connection with our recent head count reduction activities. The decrease was partially offset by an increase in corporate legal, administrative and consulting fees and an increase in variable performance based compensation costs. Non-cash stock compensation expense decreased due to a decrease in the grant date fair value for the shares expensed during the period and a decrease in the number of shares expensed resulting from a net reduction in employee headcount.

Research, Consulting and Other Expenses - Business Development (in thousands):

	Three Months Ended June 30,		Change
	2016	2015	$	%

Research, consulting and other expenses - business development	$1,334	$732	$602	82%

Research, consulting and other expenses include third-party business development related research, development, consulting and other costs incurred in connection with business development activities. These costs fluctuate period to period based on business development relate activities in each period.

Impairment of Patent-Related Intangible Assets (in thousands):

	Three Months Ended June 30,		Change
	2016	2015	$	%

Impairment of patent-related intangible assets	$40,165	$—	$40,165	100%

The impairment charges for the second quarter of 2016 reflect the impact of reductions in expected estimated future net cash flows for certain patent portfolios and certain patent portfolios that management determined it would no longer allocate resources to in future periods. The impairment charges consisted of the excess of the asset’s carrying value over its estimated fair value as of the applicable measurement date.

Other:
Second quarter 2016 other operating (income) was $1,242,000 as compared to $0 in the comparable prior year quarter. In the second quarter of 2016 we reversed an estimated accrual for attorney's fees due to settlement of the matter, resulting in no payment due by either party.

Financial Condition (in thousands)
Summary Balance Sheet Information:

	June 30, 2016	December 31, 2015

Cash and cash equivalents, restricted cash and investments	$186,051	$145,948
Accounts receivable	4,325	33,500
Total assets	296,408	347,901
Accounts payable and accrued expenses	11,424	17,347
Accrued patent investment costs	—	1,000
Royalties and contingent legal fees payable	17,854	14,878
Total liabilities	29,842	33,746

Summary Cash Flow Information:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Net cash provided by (used in):
Operating activities (excluding restricted cash)	$29,196	$9,385	$41,104	$4,273
Restricted cash	(2,513)	—	(3,311)	(10,718)
Cash management & patent investment activities, net	(32,215)	14,525	(33,219)	2,874
Financing activities	(25)	(6,374)	(25)	(11,811)

Patent Investment Costs. Patent related investments paid in the second quarter of 2015 totaled $1,806,000.

Refer to the section below entitled “Summary Financial Information” for additional summary consolidated balance sheet, statements of operations and cash flow information as of and for the applicable periods presented.

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES
As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes financial measures, including (1) non-GAAP net income and (2) non-GAAP Earnings Per Share (“EPS”), that are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP, or pro forma, financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding non-cash stock compensation charges, non-cash patent amortization charges, excess benefit related non-cash tax expense and certain non-cash tax benefits, that may not be indicative of our recurring core business operating results. These non-GAAP financial measures also facilitate management’s internal planning and comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.
 Non-GAAP Net income and EPS. We define non-GAAP net income as net income calculated in accordance with GAAP, plus non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense, less certain non-cash tax benefits included in tax expense. Non-GAAP EPS is defined as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis, calculated in accordance with GAAP, for the respective reporting period.
Due to the inherent volatility in stock prices, the use of estimates and assumptions in connection with the valuation and expensing of share-based awards and the variety of award types that companies can issue under FASB ASC Topic 718, management believes that providing a non-GAAP financial measure that excludes non-cash stock compensation allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies period to period, as well as providing our management with a critical tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Similarly, due to the variability associated with the timing and amount of patent acquisition payments and estimates inherent in the capitalization and amortization of patent acquisition costs, management believes that providing a non-GAAP financial measure that excludes non-cash patent amortization charges allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Management also believes that providing a non-GAAP financial measure that excludes the impact of excess benefit related non-cash tax expense and certain non-cash tax benefits included in tax expense allows investors to assess our net results and the economic impact of income taxes based largely on cash tax obligations, make more meaningful comparisons between our recurring core business net results and those of other companies period to period, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business net results.
There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. For example, non-GAAP net income excludes the impact of significant non-cash stock compensation charges, non-cash patent amortization charges, excess benefit related non-cash tax expense and certain non-cash tax benefits included in tax expense that are or may be recurring, and that may or will continue to be recurring for the foreseeable future. In addition, non-cash stock compensation is a critical component of our employee compensation programs and non-cash patent amortization reflects the cost of certain patent portfolio acquisitions, amortized on a straight-line basis over the estimated economic useful life of the respective patent portfolio, and may reflect the acceleration of amortization related to recoupable up-front patent portfolio acquisition costs. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and EPS and evaluating non-GAAP net income and EPS in conjunction with net income and EPS calculated in accordance with GAAP.
The accompanying table below provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.
______________________________________________

A conference call is scheduled for today. The Acacia Research presentation and Q&A will start at 1:30 p.m. Pacific Time (4:30 p.m. Eastern).

To listen to the presentation by phone, dial (800) 500-0177 for domestic callers and (719) 325-2388 for international callers, both of whom will need to enter the conference ID 8988341 when prompted.

The call is being webcast by CCBN and can be accessed at Acacia’s website at www.acaciaresearch.com

ABOUT ACACIA RESEARCH CORPORATION

Founded in 1993, Acacia Research Corporation (ACTG) is the industry leader in patent licensing. An intermediary in the patent marketplace, Acacia partners with inventors and patent owners to unlock the financial value in their patented inventions. Acacia bridges the gap between invention and application, facilitating efficiency and delivering monetary rewards to the patent owner.

Information about Acacia Research Corporation and its subsidiaries is available at www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the ability to successfully develop licensing programs and attract new business, rapid technological change in relevant markets, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general and general economic conditions.  Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and any amendments to the forgoing, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

The results achieved in the most recent quarter are not necessarily indicative of the results to be achieved by us in any subsequent quarters, as it is currently anticipated that Acacia Research Corporation’s financial results will vary, and may vary significantly, from quarter to quarter.  This variance is expected to result from a number of factors, including risk factors affecting our results of operations and financial condition referenced above, and the particular structure of our licensing transactions, which may impact the amount of inventor royalties and contingent legal fees expenses we incur period to period.

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION
(In thousands, except share and per share information)
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Revenues	$41,351	$40,336	$66,072	$74,546
Operating costs and expenses:
Cost of revenues:
Inventor royalties	—	1,265	1,573	10,590
Contingent legal fees	10,418	5,512	14,527	10,296
Litigation and licensing expenses - patents	7,324	9,012	15,047	17,687
Amortization of patents	10,759	13,228	21,519	26,266
General and administrative expenses (including non-cash stock compensation expense of $1,475 and $3,210 for the three and six months ended June 30, 2016, respectively, and $3,177 and $6,424 for the three and six months ended June 30, 2015, respectively)	7,535	9,587	15,529	20,162
Research, consulting and other expenses - business development	1,334	732	1,856	1,729
Impairment of patent-related intangible assets	40,165	—	40,165	—
Other (income) expense	(1,242)	—	500	426
Total operating costs and expenses	76,293	39,336	110,716	87,156
Operating income (loss)	(34,942)	1,000	(44,644)	(12,610)

Total other income (expense)	(52)	(104)	(55)	124
Income (loss) before provision for income taxes	(34,994)	896	(44,699)	(12,486)
Provision for income taxes	(5,927)	(119)	(6,119)	(289)
Income (loss) including noncontrolling interests in operating subsidiaries	(40,921)	777	(50,818)	(12,775)
Net (income) loss attributable to noncontrolling interests in operating subsidiaries	348	(4,463)	280	(4,041)
Net loss attributable to Acacia Research Corporation	$(40,573)	$(3,686)	$(50,538)	$(16,816)

Net loss attributable to common stockholders - diluted	$(40,573)	$(3,896)	$(50,538)	$(17,241)

Diluted loss per common share	$(0.81)	$(0.08)	$(1.01)	$(0.35)

Weighted average number of shares outstanding, diluted	50,015,869	49,423,472	49,970,709	49,318,423

Reconciliation of GAAP Net Loss and EPS to Non-GAAP Net Income and EPS
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

GAAP net loss	$(40,573)	$(3,686)	$(50,538)	$(16,816)

Non-cash stock compensation	1,475	3,177	3,210	6,424
Non-cash patent amortization	10,759	13,228	21,519	26,266
Impairment of patent-related intangible assets	40,165	—	40,165	—

Pro forma non-GAAP net income	$11,826	$12,719	$14,356	$15,874
Pro forma non-GAAP net earnings per common share - diluted(3)	$0.23	$0.25	$0.28	$0.31
GAAP weighted-average shares — diluted	50,107,305	49,457,099	49,989,843	49,371,425

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$139,772	$135,223
Restricted cash	14,036	10,725
Short-term investments	32,243	—
Accounts receivable	4,325	33,500
Deferred income taxes	210	210
Prepaid expenses and other current assets	4,310	4,219
Total current assets	194,896	183,877

Property and equipment, net	189	272
Patents, net	100,958	162,642
Other assets	365	1,110
	$296,408	$347,901

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$11,424	$17,347
Accrued patent investment costs	—	1,000
Royalties and contingent legal fees payable	17,854	14,878
Total current liabilities	29,278	33,225

Deferred income taxes	210	210
Other liabilities	354	311
Total liabilities	29,842	33,746
Total stockholders’ equity	266,566	314,155
	$296,408	$347,901

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Cash flows from operating activities:
Net income (loss) including noncontrolling interests in operating subsidiaries	$(40,921)	$777	$(50,818)	$(12,775)
Adjustments to reconcile net income (loss) including noncontrolling interests in operating subsidiaries to net cash provided by (used in) operating activities:
Depreciation and amortization	10,801	13,285	21,604	26,386
Non-cash stock compensation	1,475	3,177	3,210	6,424
Impairment of patent-related intangible assets	40,165	—	40,165	—
Other	(51)	(115)	18	(127)
Changes in assets and liabilities:
Accounts receivable	20,850	(7,543)	29,175	(17,382)
Prepaid expenses and other assets	788	(89)	654	(791)
Accounts payable and accrued expenses	(3,147)	(1,159)	(5,880)	(3,292)
Royalties and contingent legal fees payable	(764)	1,052	2,976	5,830

Net cash provided by operating activities - excluding restricted cash	29,196	9,385	41,104	4,273
Restricted cash	(2,513)	—	(3,311)	(10,718)
Net cash provided by (used in) operating activities	26,683	9,385	37,793	(6,445)

Cash flows from investing activities:
Purchases of property and equipment	—	(8)	(4)	(8)
Purchase of available-for-sale investments	(49,677)	(9,927)	(49,677)	(23,296)
Maturities and sales of available-for-sale investments	17,462	26,266	17,462	44,845
Investments in patents/ patent rights	—	(1,806)	(1,000)	(18,667)

Net cash provided by (used in) investing activities	(32,215)	14,525	(33,219)	2,874

Cash flows from financing activities:
Dividends paid to shareholders	—	(6,374)	—	(12,749)
Repurchased restricted common stock	(25)	—	(25)	—
Proceeds from exercises of stock options	—	—	—	938

Net cash used in financing activities	(25)	(6,374)	(25)	(11,811)

Increase (decrease) in cash and cash equivalents	(5,557)	17,536	4,549	(15,382)

Cash and cash equivalents, beginning	145,329	101,548	135,223	134,466

Cash and cash equivalents, ending	$139,772	$119,084	$139,772	$119,084

Business Highlights and Recent Developments(2)

Second quarter 2016 business highlights and recent developments include the following:

Revenues for the three months ended June 30, 2016 included fees from the following technology licensing and enforcement programs:

•	Bone Wedge technology	•	Knee Replacement technology
•	Broadband Communications technology	•	Online Auction Guarantee technology
•	Diamond and Gemstone Grading technology*	•	Shared Memory for Multimedia Processing technology
•	Electronic spreadsheet, data analysis and software development technology	•	Speech codes used in wireless and wireline systems technology
•	Gas Modulation Control Systems technology	•	Super Resolutions Microscopy technology
•	Interstitial and Pop-Up Internet Advertising technology	•	Wireless Infrastructure and User Equipment technology
•	High Speed Circuit Interconnect and Display Control technology
________________________________________
* Initial revenues recognized during the three months ended June 30, 2016.

•
Bonutti Skeletal Innovations LLC entered into a settlement and license agreement with Globus Medical Inc. This agreement resolved patent litigation, Civil Action No. 2:14-cv-6650, pending in the United States District Court for the Eastern District of Pennsylvania.

•
Cellular Communications Equipment LLC entered into a license agreement with Samsung Electronics Co., Ltd. This agreement resolved patent litigation, Civil Action Nos. 6:14-cv-00759, 2:15-cv-00576, 2:15-cv-00579, 2:15-cv-00580 and 2:15-cv-00581, pending in the United States District Court for the Eastern District of Texas.

•
Cellular Communications Equipment LLC entered into a settlement and license agreement with Amazon.com, Inc. This agreement resolved patent litigation, Civil Action No. 6:13-cv-00568, pending in the United States District Court for the Eastern District of Texas.

•
Data Engine Technologies LLC entered into a settlement and license agreement with International Business Machines Corporation. This agreement resolved patent litigation, Civil Action Nos. 6:13-cv-00859 and 6:13-cv-00860, pending in the United States District Court for the Eastern District of Texas.

•
Diamond Grading Technologies LLC signed a settlement and patent license agreement with American Gem Society and American Gem Society Laboratories, LLC. The agreement resolved litigation that was pending in the United States District Court for the Eastern District of Texas.

•
Parthenon Unified Memory Architecture LLC entered into a license agreement with Samsung Electronics Co., Ltd. This agreement resolved patent litigation, Civil Action No. 2:14-cv-00902, pending in the United States District Court for the Eastern District of Texas.

•
Super Interconnect Technologies LLC entered into a license agreement with Samsung Electronics Co., Ltd. This agreement resolved patent litigation, Civil Action No.2:15-cv-00773, pending in the United States District Court for the Eastern District of Texas.

______________
(1) As used herein, “Acacia Research Corporation,” “we,” “us,” and “our” refer to Acacia Research Corporation and/or its wholly and majority-owned operating subsidiaries.  All intellectual property acquisition, development, licensing and enforcement activities are conducted solely by certain of Acacia Research Corporation’s wholly and majority-owned operating subsidiaries.

(2) Bonutti Skeletal Innovations LLC, Cellular Communications Equipment LLC, Data Engine Technologies LLC, Diamond Grading Technologies LLC, Parthenon Unified Memory Architecture LLC and Super Interconnect Technologies LLC are wholly and majority-owned operating subsidiaries of Acacia Research Corporation.

(3)Calculated based on pro forma non-GAAP net loss attributable to common stockholders - diluted, not shown.